SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 2 to CURRENT REPORT

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2001

THE MIDDLEBY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Commission File No. 1-9973

Delaware (State or Other Jurisdiction of Incorporation or Organization) 1400 Toastmaster Drive, Elgin, Illinois (Address of Principal Executive Offices) Registrant’s Telephone No., including Area Code	36-3352497 (I.R.S. Employer Identification No.) 60120 (Zip Code) (847) 741-3300

The undersigned registrant hereby amends Item 7 of its Amendment No. 1 to Current Report on Form 8-K/A dated December 21, 2001 and filed on January 31, 2002 in its entirety as follows:

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

The following financial statements, pro forma financial information and exhibits are filed as part of this report.

(a)	Financial statements of Blodgett Holdings, Inc. pursuant to Rule 3-05 of Regulation S-X:

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REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders and Board of Directors of The Middleby Corporation:

We have audited the accompanying consolidated balance sheets of Blodgett Holdings, Inc. (a Delaware corporation) as of September 29, 2001 and December 30, 2000, and the related consolidated statements of income, cash flows and stockholder’s equity for the nine months ended September 29, 2001 and the years ended December 30, 2000 and January 1, 2000. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Blodgett Holdings, Inc., as of September 29, 2001 and December 30, 2000, and the results of its operations and its cash flows for the nine months ended September 29, 2001 and the years ended December 30, 2000 and January 1, 2000, in conformity with accounting principles generally accepted in the United States.

Arthur Andersen LLP

Chicago, Illinois
February 20, 2002

BLODGETT HOLDINGS, INC.

CONSOLIDATED BALANCE SHEET SEPTEMBER 29, 2001 AND DECEMBER 30, 2000 (in thousands, except share data)

	September 29, 2001	December 30, 2000

ASSETS
Current assets:
Cash and cash equivalents	$ 261	$ 871
Accounts receivable, (net of reserves of $432 and $305, respectively)	14,857	15,742
Inventories, net	16,317	16,448
Prepaid expenses and other	182	525
Current deferred taxes	2,154	1,108

Total current assets	33,771	34,694

Property, plant and equipment, net	17,809	17,756
Goodwill and other intangibles (net of amortization of 12,636 and 10,282,
respectively)	106,911	109,265
Deferred taxes	2,666	2,874
Due from Maytag	17,658	16,262
Pension asset	1,262	656
Other assets	346	4

Total assets	$ 180,423	$ 181,511

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$ 117	$ 300
Accounts payable	6,853	5,875
Accrued expenses	15,364	14,951

Total current liabilities	22,334	21,126

Long-term debt	—	40
Retirement benefits and other non-current liabilities	3,687	4,229
Stockholder’s equity:
Common stock, $.002 par value, 2,710,000 shares issued in 2001 and 2000	5	5
Paid-in capital	137,614	137,614
Retained earnings	16,966	18,726
Accumulated other comprehensive income	(183)	(229)

Total stockholder’s equity	154,402	156,116

Total liabilities and stockholder’s equity	$ 180,423	$ 181,511

The accompanying Notes to Financial Statements are an integral part of these statements. - 3 -

BLODGETT HOLDINGS, INC.

CONSOLIDATED STATEMENT OF EARNINGS FOR THE NINE MONTHS ENDED SEPTEMBER 29, 2001 AND THE FISCAL YEARS ENDED DECEMBER 30, 2000 AND JANUARY 1, 2000 (in thousands)

	Nine months ended September 29, 2001	Twelve months ended December 30, 2000	Twelve months ended January 1, 2000

Net sales	$ 96,550	$ 132,366	$ 142,429
Cost of sales	68,862	92,208	94,417

Gross profit	27,688	40,158	48,012

Selling and distribution expenses	18,073	23,682	24,373
General and administrative expenses	10,517	13,122	13,187
Non-recurring expenses	—	2,767	—

Income (loss) from operations	(902)	587	10,452

Other expense (income), net	(14)	8	(184)

Earnings (loss) before income taxes	(888)	579	10,636
Provision (benefit) for income taxes	872	1,867	5,513

Net earnings (loss)	$(1,760)	$ (1,288)	$ 5,123

The accompanying Notes to Financial Statements are an integral part of these statements. - 4 -

BLODGETT HOLDINGS, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE NINE MONTHS ENDED SEPTEMBER 29, 2001 AND THE FISCAL YEARS ENDED DECEMBER 30, 2000 AND JANUARY 1, 2000 (in thousands)

	Nine months ended September 29, 2001	Twelve months ended December 30, 2000	Twelve months ended January 1, 2000

Cash flows from operating activities—
Net earnings (loss)	$(1,760)	$(1,288)	$ 5,123
Adjustments to reconcile net earnings to net cash provided
by continuing operating activities—
Depreciation	2,346	2,737	2,557
Amortization	2,354	3,140	3,140
Non-cash portion of tax provision	(838)	(2,176)	(1,806)
Cash effects of changes in—
Accounts receivable	885	856	(2,319)
Inventories	131	562	(182)
Prepaid expenses and other asset	(606)	(666)	(64)
Accounts payable	978	(283)	306
Other current liabilities	(128)	3,237	2,930

Net cash provided by operating activities	$ 3,362	$ 6,119	$ 9,685

Cash flows from investing activities—
Additions to property and equipment	(2,399)	(2,799)	(3,533)

Net cash used in investing activities	$(2,399)	$(2,799)	$(3,533)

Cash flows from financing activities—
Intercompany	(1,396)	(2,086)	(6,389)
Other financing activities, net	(177)	(659)	83

Net cash used in financing activities	$(1,573)	$(2,745)	$(6,306)

Changes in cash and cash equivalents—
Net increase (decrease) in cash and cash equivalents	(610)	575	(154)
Cash and cash equivalents at beginning of year	871	296	450

Cash and cash equivalents at end of year	$ 261	$ 871	$ 296

The accompanying Notes to Financial Statements are an integral part of these statements. - 5 -

BLODGETT HOLDINGS, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY FOR THE NINE MONTHS ENDED SEPTEMBER 29, 2001 AND THE FISCAL YEARS ENDED DECEMBER 30, 2000 AND JANUARY 1, 2000 (in thousands)

	Common Stock	Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income	Total

Balance, January 2, 1999	$5	$137,614	$ 14,891	$ 63	$ 152,573

Comprehensive income:
Net earnings	—	—	5,123	—	5,123
Currency translation adjustments	—	—	—	(43)	(43)

Balance, January 1, 2000	$5	$137,614	$ 20,014	$ 20	$ 157,653

Comprehensive income:
Net earnings	—	—	(1,288)	—	(1,288)
Currency translation adjustments	—	—	—	(249)	(249)

Balance, December 30, 2000	$5	$137,614	$ 18,726	$(229)	$ 156,116

Comprehensive income:
Net earnings	—	—	(1,760)	—	(1,760)
Currency translation adjustments	—	—	—	46	46

Balance, September 29, 2001	$5	$137,614	$ 16,966	$(183)	$ 154,402

The accompanying Notes to Financial Statements are an integral part of these statements. - 6 -

BLODGETT HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS

(1)	NATURE OF OPERATIONS

     Blodgett (the “business”) is engaged in the design, manufacture and sale of commercial and institutional foodservice equipment. Its major lines of products consist of convection ovens, conveyor ovens, deck ovens, combi-ovens, fryers and charbroilers under the Blodgett, Pitco Frialator, Magikitch’n and Blodgett Combi brands. The business manufactures and assembles this equipment at several factories in the United States. Through December 21, 2001, Blodgett Holdings, Inc. was a subsidiary of Maytag Corporation.

     The business’ domestic sales are primarily through independent dealers and distributors and are marketed by the business’ sales personnel and network of independent manufacturers’ representatives. The business’ international sales are through a combined network of independent and company-owned distributors. The business maintains an international sales office in the United Kingdom. The business’ end-user customers include: (i) fast food or quick-service restaurants, (ii) full-service restaurants, including casual-theme restaurants, (iii) retail outlets, such as convenience stores, supermarkets and department stores and (iv) public and private institutions, such as hotels, resorts, schools, hospitals, long-term care facilities, correctional facilities, stadiums, airports, corporate cafeterias, military facilities and government agencies. Included in these customers are several large multi-national restaurant chains, which account for a significant portion of the business, although no single customer accounts for more than 10% of net sales.

     The business purchases raw materials and component parts, the majority of which are standard commodity type materials, from a number of suppliers. Although certain component parts are procured from a sole source, the business can purchase such parts from alternate vendors.

     The business has numerous licenses and patents to manufacture, use and sell its products and equipment. Management believes the loss of any one of these licenses or patents would not have a material adverse effect on the financial and operating results of the business.

(2)	BASIS OF PRESENTATION

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     As a result of the business’ relationship with Maytag, the financial position and results of operations are not necessarily indicative of what actually would have occurred had the business operated as a stand-alone entity. Additionally, these financial statements are not necessarily indicative of future financial position or results of operations.

     The consolidated financial statements include the accounts of the business and its wholly-owned, directly or indirectly, subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

     The business’ fiscal year ends on the Saturday nearest December 31. Fiscal years 2000 and 1999 ended on December 30, 2000, and January 1, 2000 respectively, and each included 52 weeks. The nine-month period ended September 29, 2001 includes 39 weeks.

(3)	DISPOSITION OF ASSET

     On December 21, 2001, pursuant to a previously announced disposition, Maytag sold the business to The Middleby Corporation (“Middleby”). Significant terms of the sale include the disposition of all outstanding shares of capital stock of Blodgett Holdings, Inc., a Delaware Corporation.

(4)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Cash and Cash Equivalents

Highly liquid investments with maturity of three months or less when purchased are considered by the business to be cash equivalents.

(b)	Inventory Valuation

     Inventories are comprised of material, labor and overhead and are stated at the lower of cost or market. Cost is determined utilizing the last-in, first-out (LIFO) inventory method. Inventories at September 29, 2001 and December 30, 2000 are as follows:

	September 29, 2001	December 30, 2000

	(dollars in thousands)

Raw materials and parts	$ 8,547	$ 8,061
Work in process	3,031	3,235
Finished goods	6,912	7,126

	18,490	18,422
Inventory reserves	(2,173)	(1,974)

	$ 16,317	$ 16,448

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(c)	Property, Plant and Equipment

Property, plant and equipment are carried at cost as follows:

	September 29, 2001	December 30, 2000

	(dollars in thousands)

Land	$ 586	$ 586
Building and improvements	8,763	8,635
Furniture and fixtures	586	748
Machinery and equipment	17,071	14,996
Construction in process	304	362

	27,310	25,327
Less accumulated depreciation	(9,501)	(7,571)

	$ 17,809	$ 17,756

     Depreciation expense is provided for using the straight-line method and amounted to $2,346 and $2,737 for the period ending September 29, 2001, and fiscal year ending December 30, 2000. Following is a summary of the estimated useful lives:

Description	Life

Building and improvements	15 to 45 years
Furniture and fixtures	5 to 7 years
Machinery and equipment	3 to 20 years

     Expenditures which significantly extend useful lives are capitalized. Maintenance and repairs are charged to expense as incurred. Asset impairments are recorded whenever events or changes in circumstances indicate that the recorded value of an asset is less than the sum of its expected future undiscounted cash flows.

(d)	Long-lived Assets

     The majority of goodwill and other intangibles are amortized on a straight-line basis over forty years.

     Long-lived assets are reviewed for impairment whenever events or circumstances indicate that the carrying value of an asset may not be recoverable. For long-lived assets held for use an impairment loss is recognized when the estimated undiscounted cash flows produced by an asset are less than the asset’s carrying value.

     As of September 29, 2991, Maytag had recorded an estimated loss of $59,500 on the planned disposition of Blodgett Holdings, Inc. This loss has not been recorded on the business’ financial statements as of September 29, 2001. The business’ analysis, on a held for use basis using undiscounted cash flows, indicates no impairment loss at September 29, 2001.

(e)	Accrued Expenses

Accrued expenses consist of the following at September 29, 2001 and December 30, 2000, respectively:

	September 29, 2001	December 30, 2000

	(dollars in thousands)

Accrued payroll and related expenses	$ 1,864	$ 1,401
Accrued warranty	6,718	6,280
Accrued sales and promotion expenses	1,894	1,952
Accrued product liability expenses	1,487	1,528
Other accrued expenses	3,401	3,790

	$15,364	$14,951

(f)	Income Taxes

     Income taxes are accounted for under Statement of Financial Accounting Standards (SFAS) No. 109, “Accounting for Income Taxes.” This Statement utilizes an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in an entity’s financial statements or tax returns. Deferred income taxes are provided to reflect the differences between the tax bases of assets and liabilities and their reported amounts in the financial statements.

(g)	Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(h)	Revenues

     Revenue from sales of products is generally recognized upon shipment to customers. Shipping and handling fees charged to customers are included in net sales, and shipping and handling costs incurred by the business are included in cost of sales. Estimated product warranty costs are recorded at the time of sale and periodically adjusted to reflect actual experience.

(5)	RELATED PARTY TRANSACTIONS

     In each of the periods included in these financial statements, the business was a wholly owned subsidiary of Maytag Corporation. In the accounting for wholly owned subsidiaries, Maytag records the direct incremental costs for those subsidiaries in the division financial statements as an expense of the subsidiary. Costs paid by Maytag but recorded as an expense in the income statement of the business include health care claims, premiums for all insurance policies, executive salaries and incentive compensation, stock option expenses, pension, post-retirement health care, and system related costs for the wide area network. Wherever available, the actual direct costs related to the business were utilized to record the expenses of the business. Where actual costs could not be segregated by subsidiary, Maytag utilized estimates to allocate a reasonable approximation of those direct costs to the business.

(6)	INCOME TAXES

     For purposes of these financial statements, the business calculated the current and deferred income tax provision as if it filed a separate tax return. Income taxes are ultimately paid by, and are the responsibility of, Maytag. Maytag will retain the obligation for all tax liabilities through the date of sale.

     The reconciliation of income tax computed at the U.S. federal statutory tax rate to the business’ effective income tax rate is as follows:

	September 29, 2001	December 30, 2000

	(dollars in thousands)

Tax at U.S federal statutory rate	35%	35%
State and local income taxes, net of U.S federal benefits	13%	(13)%
Non-deductible amortization	(111)%	228%
Foreign losses without tax benefit	(30)%	56%
Other	(5)%	16%

Effective rate	(98)%	322%

	September 29, 2001	December 30, 2000

Income tax expense consists of:
Current	$ 1,764	$ 3,989
Deferred	(892)	(2,122)

Net Provision	$ 872	$ 1,867

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Significant components of the business’ net deferred income tax asset are as follows (in thousands):

	September 29, 2001	December 30, 2000

Deferred Tax Assets:
Receivable Reserves	$ 466	$ 370
Inventory Reserves	1,150	952
Accrued Compensation and Benefit Related Costs	1,205	624
Accrued Restructuring Reserves	679	1,094
Accrued Warranty Reserves	2,687	2,672
Other Assets	887	611

Deferred Tax Assets	7,074	6,323

Deferred Tax Liabilities:
LIFO Reserves	(901)	(897)
Depreciation	(1,353)	(1,444)

Deferred Tax Liabilities	(2,254)	(2,341)

Net Deferred Tax Assets	$ 4,820	$ 3,982

     The net deferred income tax asset reflects the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts for income tax purposes. Management believes that it is probable that the net deferred income tax asset will be realized on future tax returns, primarily from the generation of future taxable income.

(7)	COMMITMENTS AND CONTINGENCIES

     The business leases manufacturing and office facilities and equipment under operating leases, which expire in fiscal 2001 through 2014. Rental expense was $1,082, $1,385 and $1,292 as of September 29, 2001, and 2000 and 1999, respectively. Future minimum rental payments under these leases are as follows (dollars in thousands):

September 30, 2001 through December 29, 2001	$ 361
2002	1,249
2003	1,138
2004	1,080
2005 and thereafter	7,641

$11,469

     The business has self-insured retention limits for employee health and medical plans, property liability, workman’s compensation, product liability, and general litigation matters. Through its parent, Maytag Corporation, the business has insured layers of coverage above such self-insured retention limits. Accruals for self insurance losses are made based on the business’ claims experience and actuarial assumptions. The business has certain liabilities with respect to existing or potential claims, lawsuits, and other proceedings. The business accrues for these liabilities when it is probable that future costs will be incurred and such costs can be reasonably estimated.

(8)	NON-RECURRING EXPENSES

     In the fourth quarter of 2000, the business recorded non-recurring charges of $2,767 associated with the closure of its manufacturing operation in Quakerstown, Pennsylvania. This operation produced equipment for the MagiKitch’n product line. The non-recurring charge included $210 of non-cash impairment charges, $1,857 of lease costs in excess of sub-lease income and $545 of severance for approximately 73 terminated employees and a $155 pension charge for the curtailment of the pension plan for terminated employees.

     In the second quarter of 2001, the closure of the Pennsylvania manufacturing facility was completed and production for the MagiKitch’n product line was moved to existing operations in Bow, New Hampshire. In conjunction with the closure, the reserve declined from $2,767 to $1,716 resulting from the settlement of the above mentioned severance and pension obligations, write-off of the disposed fixed assets, and lease payments in excess of sub-lease income.

     In addition to the charges against the reserve, Blodgett expensed $880 for costs related to moving the operations from Pennsylvania to New Hampshire. This charge was reflected within cost of sales in 2001.

     A summary of the non-recurring reserve balance activity is as follows (in thousands):

	Non-recurring charges at inception 12/30/2000	Asset Write-off	Cash Payments	Reserve at 09/29/2001

Severance and other employee costs	$ 700	$ —	$700	$ —
Asset write-downs	210	210	—	—
Lease obligations	1,857	—	141	1,716

Total	$2,767	$210	$841	$1,716

At this time, management believes the $1,716 reserve to be adequate to cover the remaining costs identified at September 29, 2001. - 13 -

(9)	EMPLOYEE BENEFIT PLANS

     The business provides noncontributory defined benefit pension plans for most employees. Plans covering salaried and management employees generally provide pension benefits that are based on an average of the employee’s earnings and credited service. Plans covering hourly employees generally provide benefits of stated amounts for each year of service. The business’ funding policy for the plans is to contribute amounts sufficient to meet the minimum funding requirement of the Employee Retirement Income Security Act of 1974, plus any additional amounts that the business may determine to be appropriate.

     The business also provides postretirement health care and life insurance benefits for certain employee groups in the United States. Most of the postretirement plans are contributory and contain certain other cost sharing features such as deductibles and coinsurance. The plans are unfunded. Employees do not vest and these benefits are subject to change. Death benefits for certain retired employees are funded as part of, and paid out of, pension plans.

     A summary of the plans’ benefit obligations, funded status, and net balance sheet position is as follows:

	(dollars in thousands)
	Pension Benefits		Post-retirement benefits

	September 29, 2001	December 30, 2000	September 29, 2001	December 30, 2000

Change in Benefit Obligation:

Benefit obligation - beginning of year	$ 22,463	$ 21,248	$ 1,209	$ 1,155

Service cost	1,067	1,422	65	82
Interest cost	1,287	1,716	68	86
Plan amendments	—	—	—	219
Net benefit payments	(376)	(501)	11	(365)
Actuarial (gain) loss	—	(1,422)	—	32

Benefit obligation - end of year	24,441	22,463	1,353	1,209

Change in Plan Assets:
Plan assets at fair value - beginning of Year	25,448	24,323	—	—
Company contributions	1,260	1,014	(11)	365
Actual return on plan assets	1,860	612	—	—
Benefit payments and plan expenses	(376)	(501)	11	(365)

Plan assets at fair value - end of year	28,192	25,448	—	—

Funded status	3,751	2,985	(1,353)	(1,209)
Unrecognized net loss	(4,709)	(4,709)	45	42
Unrecognized prior year service cost	2,220	2,380	180	197

Prepaid (accrued) benefit cost	$ 1,262	$ 656	$(1,128)	$ (970)

Assumed discount rate	7.75%	7.75%	7.75%	7.75%
Expected return on assets	9.50%	9.50%
Rate of compensation increase	5.25%	5.25%
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For measurement purposes, a 5 percent annual rate of increase in the per capita cost of covered health care benefits was assumed for 2001 and thereafter.

	(dollars in thousands)
	Pension Benefits		Post-retirement benefits

	September 29, 2001	December 30, 2000	September 29, 2001	December 30, 2000

Components of net periodic benefit cost
Service cost	$ 1,067	$ 1,422	$ 65	$ 82
Interest cost	1,287	1,716	68	86
Expected return on plan assets	(1,860)	(2,480)	—	—
Amortization of prior service costs	161	215	16	22
Recognized actuarial (gain) loss	—	—	(3)	(1)

Net periodic benefit costs	$ 655	$ 873	$ 146	$ 189

     Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plans. A one-percentage-point change in assumed health care cost trend rates would have the following effects:

	1-Percentage-Point Increase	1-Percentage-Point Decrease
Effect on total of service and interest cost components	$ 22	$(20)
Effect on postretirement benefit obligation	$132	$(120)

(10)	DUE FROM MAYTAG

     The business participates in a centralized cash management program administered by Maytag. Cash collected from operations is remitted to Maytag and advances are made by Maytag, as needed, to cover the business’ operating expenses and capital requirements. Cash activity between the business and Maytag is reflected in changes in the due from Maytag account.

(b)	Pro forma financial information required pursuant to Article 11 of Regulation S-X:

UNAUDITED PRO FORMA FINANCIAL INFORMATION

     On December 21, 2001, pursuant to a previously announced disposition, The Middleby Corporation (“Middleby”) purchased substantially all the assets for Blodgett Holdings, Inc. from Maytag Corporation. The unaudited pro forma combined statement of operations for the Middleby Corporation (the “company”) for the year ended December 30, 2000 has been prepared to give effect to the Blodgett acquisition as if it had occurred on January 2, 2000. The unaudited pro forma combined statement of operations for the nine-month period ended September 29, 2001 has also been prepared to give effect to the Blodgett acquisition as if it had occurred on December 31, 2000. The unaudited pro forma combined balance sheet as of September 29, 2001 has been prepared to give effect to the Blodgett acquisition as if it had occurred on September 29, 2001.

     The pro forma adjustments are based upon available information and assumptions that the company believes are reasonable. The effects of the Blodgett acquisition have been presented using the purchase method of accounting and accordingly, the purchase price was allocated to the estimated fair value of the assets acquired and liabilities assumed based upon management’s best preliminary estimate of fair value with any excess purchase price being allocated to identifiable intangible assets and goodwill. The preliminary allocation of the purchase price will be subject to further adjustments, including the finalization of the purchase price resulting from post-close adjustments and the allocation of purchase price in accordance with generally accepted accounting principles.

     The notes to the unaudited pro forma financial statements provide a more detailed discussion of how such adjustments were derived and presented in the pro forma financial statements. Such financial statements have been compiled from historical financial statements and other information, but do not purport to represent what the company’s financial position or results of operations actually would have been had the transactions occurred on the dates indicated, or to project the company’s financial performance for any future period. The pro forma statement of income does not reflect any synergies or other operating benefits that may be realized as the company integrates Blodgett Holdings, Inc. with the company’s existing operations.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF FINANCIAL POSITION SEPTEMBER 29, 2001 (in thousands, except share data)

	Middleby Historical	Blodgett Historical	Pro Forma Adjustments for the Acquisition		Pro Forma for the Acquisition

ASSETS Current assets:
Cash and cash equivalents	$ 2,687	$ 261	$ —		$ 2,948
Accounts receivable, net	14,514	14,857	—		29,371
Inventories, net	17,204	16,317	—		33,521
Prepaid expenses and other	2,145	182	—		2,327
Current deferred taxes	3,119	2,154	—		5,273

Total current assets	39,669	33,771	—		73,440

Property, plant and equipment, net	17,259	17,809	(4,492)	(a)	30,576
Goodwill and other intangibles, net	12,378	106,911	(29,765)	(b)	89,524
Deferred financing costs	—	—	6,692	(c)	6,692
Deferred taxes	—	2,666	—		2,666
Due from Maytag	—	17,658	(17,658)	(d)	—
Pension asset	—	1,262	(1,262)	(e)	—
Other assets	617	346	—		963

Total assets	$ 69,923	$ 180,423	$ (46,485)		$ 203,861

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$ 10	$ 117	$ 9,670	(f)	$ 9,797
Accounts payable	5,496	6,853	—		12,349
Accrued expenses	13,659	15,364	4,581	(g)	33,604

Total current liabilities	19,165	22,334	14,251		55,750

Long-term debt	4,791	—	88,135	(h)	92,926
Retirement benefits and other non-current liabilities	6,125	3,687	2,995	(i)	12,807
Stockholders’ equity:
Preferred stock, $.01 par value; none issued	—	—	—		—

Common stock, $.01 par value, 11,024,396 shares issued in 2001	110	5	(5)	(j)	110
Paid-in capital	53,781	137,614	(135,078)	(k)	56,317
Treasury stock, 2,052,474 shares in 2001	(11,997)	—	—		(11,997)
Accumulated deficit	(350)	16,966	(16,966)	(l)	(350)
Accumulated other comprehensive income	(1,702)	(183)	183	(m)	(1,702)

Total stockholders’ equity	39,842	154,402	(151,866)		42,378

Total liabilities and stockholders’ equity	$ 69,923	$ 180,423	$ (46,485)		$ 203,861

The accompanying Notes to Unaudited Pro Forma Financial Statements are an integral part of these statements. - 17 -

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS FOR THE NINE MONTHS ENDED SEPTEMBER 29, 2001 (in thousands, except per share data)

	Middleby Historical	Blodgett Historical	Pro Forma Adjustments for the Acquisition		Pro Forma for the Acquisition

Net sales	$75,754	$ 96,550	$ —		$172,304
Cost of sales	50,862	68,862	(5,641)	(n)	114,083

Gross profit	24,892	27,688	5,641		58,221

Selling and distribution expenses	10,351	18,073	(1,022)	(o)	27,402
General and administrative expenses	8,022	10,517	(2,509)	(p)	16,030

Income (loss) from operations	6,519	(902)	9,172		14,789

Interest expense and deferred financing amortization, net	460	—	9,004	(r)	9,464
Other expense, net	509	(14)	—	(s)	495

Earnings (loss) before income taxes	5,550	(888)	168		4,830
Provision (benefit) for income taxes	3,233	872	(304)	(s)	3,801

Net earnings (loss)	$ 2,317	$(1,760)	$ 472		$ 1,029

Net earnings (loss) per share:
Basic	$ 0.26		$ 0.05		$ 0.11
Diluted	$ 0.26		$ 0.05		$ 0.11

Weighted average number of shares
Basic	8,987		8,987		8,987
Diluted	9,003		9,003		9,003

The accompanying Notes to Unaudited Pro Forma Financial Statements are an integral part of these statements. - 18 -

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS FOR THE FISCAL YEAR ENDED DECEMBER 30, 2000 (in thousands, except per share data)

	Middleby Historical	Blodgett Historical	Pro Forma Adjustments for the Acquisition		Pro Forma for the Acquisition

Net sales	$ 126,888	$ 132,366	$ —		$ 259,254
Cost of sales	81,702	92,208	(6,344)	(n)	167,566

Gross profit	45,186	40,158	6,344		91,688
Selling and distribution expenses	15,858	23,682	(1,363)	(o)	38,177
General and administrative expenses	17,478	13,122	(3,343)	(p)	27,257
Non-recurring expenses	—	2,767	(2,767)	(q)	—

Income (loss) from operations	11,850	587	13,817		26,254

Interest expense and deferred financing amortization, net	1,204	—	12,015	(r)	13,219
Other expense, net	1,503	8	—		1,511

Earnings (loss) before income taxes	9,143	579	1,802		11,524
Provision (benefit) for income taxes	5,370	1,867	242	(s)	7,479

Earnings (loss) before extraordinary item	3,773	(1,288)	1,560		4,045
Extraordinary loss, net of income tax	(235)	—	—		(235)

Earnings (loss)	$ 3,538	$ (1,288)	$ 1,560		$ 3,810

Basic earnings (loss) per share:
Before extraordinary item	$ 0.38		$ 0.16		$ 0.41
Extraordinary loss	(0.03)		$ —		(0.03)

Net earnings (loss) per share	$ 0.35		$ 0.16		$ 0.38

Weighted average number of shares	9,971		9,971		9,971
Diluted earnings (loss) per share:
Before extraordinary item	$ 0.37		$ 0.15		$ 0.40
Extraordinary loss	(0.02)		—		(0.02)

Net earnings (loss) per share	$ 0.35		$ 0.15		$ 0.38

Weighted average number of shares	10,091		10,091		10,091

The accompanying Notes to Unaudited Pro Forma Financial Statements are an integral part of these statements. - 19 -

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS (in thousands)

Balance Sheet

(a)	Represents the adjustment to restate property, plant and equipment to its fair market value.

(b)	These adjustments represent the elimination of unamortized goodwill and intangible assets of $106,911, resulting from Maytag’s acquisition of Blodgett in 1997, net of $77,146 in goodwill arising from Middleby’s acquisition of Blodgett.

(c)	This adjustment represents the deferral of $6,692 in estimated costs incurred in connection with the Blodgett acquisition financing. These deferred financing costs will be amortized over the life of the respective financing agreements.

(d)	This adjustment reflects the elimination of Blodgett’s balance due from Maytag Corporation of $17,658 that was forgiven in conjunction with the Middleby Corporation’s purchase of Blodgett from the Maytag Corporation.

(e)	This adjustment represents the elimination of Blodgett’s pension asset of $1,262, which was excluded from the assets acquired from the Maytag Corporation.

(f)	Reflects the current portion of debt financing in the amount of $9,670 incurred in connection with the Blodgett acquisition.

(g)	This adjustment represents the accrual of $4,581 for expenses related to for restructuring initiatives and obligations in connection with the Blodgett acquisition.

(h)	This adjustment reflects the addition of $88,135 in long term debt arising from the Blodgett acquisition financing.

(i)	This adjustment represents the accrual of $4,550 for expenses related to for restructuring initiatives and obligations in connection with the Blodgett acquisition less $1,555 of pension obligations which were excluded from the assets and liabilities acquired in the purchase of Blodgett from the Maytag Corporation.

(j)	This adjustment reflects the elimination of Blodgett common stock of $5 held by the Maytag Corporation.

(k)	These adjustments include the elimination of Blodgett’s historical paid in capital of $137,614, net of $2,536 in a debt discount related to warrants issued in connection with the Blodgett acquisition financing.

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(l)	This adjustment represents the elimination of the accumulated deficit of Blodgett of $16,966.

(m)	This adjustment represents the elimination of the accumulated other comprehensive income of Blodgett of $183.

Income Statement

(n)	For the nine months ended September 29,2001, these adjustments to cost of sales reflect the elimination of $880 in charges associated with the closure and move of a Blodgett manufacturing plant which occurred in the second quarter of 2001 and the consolidation of the related product line within Blodgett’s manufacturing operation in New Hampshire, the estimated reduction in depreciation expense of $202 resulting from the write-down of Blodgett fixed assets to fair market value, the net reduction of benefit related costs of $346 resulting from the transition of Maytag pension and post-retirement plans to Middleby’s profit sharing plan, the estimated reduction in payroll related costs of $3,318 resulting from headcount reductions which occurred on or before January 11, 2002, and the estimated reduction in expenses of $895 associated with the closure of a Blodgett manufacturing plant in Pennsylvania which occurred in the second quarter of 2001.

For the year ended December 30, 2000, these adjustments to cost of sales reflect the estimated reduction in depreciation expense of $270 resulting from the write-down of Blodgett fixed assets to fair market value, the net reduction of benefit related costs of $457 resulting from the transition of Maytag pension and post-retirement plans to Middleby’s profit sharing plan, the estimated reduction in payroll related costs of $4,425 resulting from headcount reductions which occurred on or before January 11, 2002, and the estimated reduction in expenses of $1,192 associated with the closure of a Blodgett manufacturing plant in Pennsylvania which occurred in the second quarter of 2001.

(o)	For the nine months ended September 29, 2001, this adjustment to selling and distribution expense reflects the estimated reduction in payroll related cost of $1,022 resulting from head count reductions, which occurred on or before January 11, 2002.

For the year ended December 30, 2000, this adjustment to selling and distribution expense reflects the estimated reduction in payroll related cost of $1,363 resulting from head count reductions, which occurred on or before January 11, 2002.

(p)	For the nine months ended September 29, 2001, these adjustments to general and administrative expense reflect the estimated reduction in Blodgett depreciation expense of $135 resulting for the write-down of Blodgett fixed assets to fair market value, the elimination of goodwill amortization of $2,355 related to Maytag’s purchase of Blodgett, the addition in goodwill amortization of $1,447 related to Middleby’s purchase of

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Blodgett, the net reduction of benefit related costs of $230 resulting from the transition of Maytag pension and post-retirement plans to Middleby’s profit sharing plan, the estimated reduction in payroll related costs of $770 resulting from headcount reductions which occurred on or before January 11, 2002, and the estimated reduction in expenses of $466 associated with the closure of a Blodgett manufacturing plant in the second quarter of 2001.

For the year ended December 30, 2000, these adjustments to general and administrative expense reflect the estimated reduction in Blodgett depreciation expense of $180 resulting for the write-down of Blodgett fixed assets to fair market value, the elimination of goodwill amortization of $3,140 related to Maytag’s purchase of Blodgett, the addition in goodwill amortization of $1,929 related to Middleby’s purchase of Blodgett. The net reduction of benefit related costs of $305 resulting from the transition of Maytag pension and post-retirement plans to Middleby’s profit sharing plan, the estimated reduction in payroll related costs of $1,027 resulting from headcount reductions which occurred on or before January 11, 2002, and the estimated reduction in expenses of $620 associated with the closure of a Blodgett manufacturing plant in the second quarter of 2001.

(q)	For the year ended December 30, 2000, this adjustment reflects the elimination of non-recurring charges associated with a plant closure and consolidation in the first half of 2001 of $2,767.

(r)	For the nine months ended September 29, 2001, this adjustment reflects interest expense of $7,839 and deferred financing amortization of $1,165 related to the debt financing for the Blodgett acquistion.

For the year ended December 30, 2000, this adjustment reflects interest expense of $10,461 and deferred financing amortization of $1,554 related to the debt financing for the Blodgett acquistion.

(s)	For the nine months ended September 29, 2001, this adjustment reflects the net reduction of $304 to the tax provision resulting from the pro forma changes to taxable income as described in notes (a) through (r).

For the year ended December 30, 2000, this adjustment reflects the net increase of $242 to the tax provision resulting from the pro forma changes to taxable income as described in notes (a) through (r).

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(c)	Exhibits.

2.1	Stock Purchase Agreement, dated August 30, 2001, between The Middleby Corporation and Maytag Corporation, incorporated by reference to Middleby’s Form 10-Q Exhibit 2.1, for the fiscal period ended September 29, 2001, filed on November 13, 2001.

2.2(1)	Amendment No. 1 to Stock Purchase Agreement, dated December 21, 2001, between The Middleby Corporation and Maytag Corporation.

4.1(1)	Subordinated Promissory Note Agreement, dated December 21, 2001, between The Middleby Corporation and Maytag Corporation.

4.2(1)	Subordinated Promissory Note Agreement, dated December 21, 2001, between The Middleby Corporation and Maytag Corporation.

4.3(1)	Credit Agreement, dated December 21, 2001, between The Middleby Corporation, Middleby Marshall Inc., Fleet National Bank and Bank of America.

4.4(1)	Deed of Charge and Memorandum of Deposit, dated December 21, 2001, between G.S. Blodgett Corporation and Bank of America.

4.5(1)	Subsidiary Guaranty, dated December 21, 2001, between The Middleby Corporation, Middleby Marshall Inc. and Bank of America.

4.6(1)	Security Agreement, dated December 21, 2001, between The Middleby Corporation, Middleby Marshall Inc. and its subsidiaries and Bank of America.

4.7(1)	U.S. Pledge Agreement, dated December 21, 2001, between The Middleby Corporation, Middleby Marshall Inc. and its subsidiaries and Bank of America.

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4.8(2)	Note and Equity Purchase Agreement, dated December 21, 2001, between The Middleby Corporation, Middleby Marshall Inc. and American Capital Financial Services, Inc.

4.9(2)	Warrant Agreement, dated December 21, 2001, between The Middleby Corporation, Middleby Marshall Inc. and American Capital Financial Services, Inc.

4.10(2)	Conditional Warrant Agreement, dated December 21, 2001, between The Middleby Corporation, Middleby Marshall Inc. and American Capital Financial Services, Inc.

(1)	Previously filed with the company’s original Form 8-K report dated December 21, 2001 and filed on January 7, 2002.

(2)	Previously filed with the company’s Form 8-K/A report dated December 21, 2001 and filed on January 31, 2002.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Date March 8, 2002	THE MIDDLEBY CORPORATION (Registrant) By: /s/ David B. Baker ————————— David B. Baker Vice President, Chief Financial Officer and Secretary

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